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                                                                   EXHIBIT 23.8

                  [LETTERHEAD OF MERRILL LYNCH APPEARS HERE]

  We hereby consent to the use of our opinion letter dated January 15, 1997 to the Board of Directors of Value Health, Inc. included as Appendix B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of CVH Acquisition Corporation, a wholly owned subsidiary of Columbia/HCA Healthcare Corporation with and into Value Health, Inc. and to the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                               MERRILL LYNCH, PIERCE, FENNER & SMITH
                                             INCORPORATED

                               By:        /s/ Greg Digens
                                  ----------------------------------
                                           (Vice President)

February 5, 1997